UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 18, 2023
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01        Entry into a Material Definitive Agreement.
Underwriting Agreement
On July 18, 2023, Aurora Innovation, Inc. (“Aurora”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and Allen & Company LLC, as representatives (the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the issuance and sale (the “Public Offering”) of 73,333,333 shares (the “Firm Shares”) of Aurora’s Class A common stock, par value $0.00001 per share (the “Class A Common Stock”), at a price to the public of $3.00 per share. Under the terms of the Underwriting Agreement, the Underwriters have agreed to purchase the Firm Shares from Aurora at a price of $2.9025 per share. Aurora also granted the Underwriters an option exercisable for 30 days from the date of the Underwriting Agreement to purchase up to an additional 10,999,999 shares of Class A Common Stock (together with the Firm Shares, the “Underwritten Shares”).
The gross proceeds from the Public Offering are expected to be approximately $220 million before deducting underwriting discounts and commissions and other offering expenses payable by Aurora and assuming no exercise of the Underwriters’ option to purchase additional shares. The Public Offering is expected to close on July 21, 2023, subject to the satisfaction of customary closing conditions.
The Underwriting Agreement contains customary representations, warranties and agreements by Aurora, customary conditions to closing, indemnification obligations of Aurora and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by such parties.
The Public Offering is being made pursuant to Aurora’s effective registration statement on Form S-3 (File No. 333-271159) (the “Registration Statement”) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “SEC”).
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
A copy of the opinion of Wilson Sonsini Goodrich & Rosati, P.C. relating to the validity of the Underwritten Shares is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement.
Common Stock Purchase Agreement
On July 18, 2023, Aurora entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) for a private placement (the “Private Placement”) with certain existing institutional and strategic investors, entities affiliated with two of our directors, and new institutional investors (each, a “Purchaser” and collectively, the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchasers 222,222,216 shares of Class A Common Stock (the “Private Placement Shares”), at a purchase price of $2.70 per Private Placement Share.
The Private Placement is expected to close on July 21, 2023 (“Closing”). The concurrent private placement is not conditioned on the closing of the public offering but is subject to other customary closing conditions. The gross proceeds of the Private Placement are expected to be approximately $600 million, before deducting offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement, together with the net proceeds from the Public Offering and its existing cash, cash equivalents and marketable securities, for working capital and other general corporate purposes.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Registration Rights Agreement
In connection with the Private Placement, Aurora and the Purchasers entered into a Registration Rights Agreement, dated July 18, 2023 (the “Registration Rights Agreement”), providing for the registration for resale of the Private Placement Shares that are not then registered on an effective registration statement, pursuant to a registration statement (the “Registration Statement”) to be filed with the SEC on or prior to August 4, 2023 (the “Filing Deadline”). Aurora has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective as soon as possible, but in no event later than 45 days after the closing of the Private Placement (or 90 days in the event of a full review of the Registration Statement by the SEC) (the “Effectiveness Date”), and to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act or under Rule 144 as promulgated by the SEC under the Securities Act, or otherwise shall have ceased to be Registrable Securities.
In the event (i) the Registration Statement has not been filed by the Filing Deadline, (ii) the Registration Statement is not declared effective prior to the earlier of (a) five business days after the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (b) the 45th day following Closing, if the SEC staff determines not to review the Registration Statement, or (c) the 90th day following Closing, if the SEC staff determines to review the Registration Statement, or (iii) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement for any reason, subject to certain limited exceptions, then the Company has agreed to make pro rata payments to each Purchaser as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, and in the case of a failure to file such Registration Statement by the Filing Deadline, plus 1% of the aggregate amount invested by such Purchaser for the initial day of such failure, subject to certain caps set forth in the Registration Rights Agreement.
Aurora has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted Aurora customary indemnification rights in connection with the Registration Rights Agreement.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.
Item 3.02        Unregistered Sales of Equity Securities.
The information contained above under Item 1.01 is hereby incorporated by reference in response to this Item 3.02 of this Current Report on Form 8-K.
Aurora will sell the Private Placement Shares to “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act and institutional “accredited investors” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investors represented that they are acquiring the Private Placement Shares for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the Private Placement Shares have not been registered under the Securities Act and such Private Placement Shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.
Item 7.01.        Regulation FD Disclosure.
On July 19, 2023, Aurora issued a press release announcing the pricing of the Public Offering. A copy of the press release is being filed as Exhibit 99.1 to this Report and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Forward Looking Statements
This report contains forward-looking statements as that term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements include, but are not limited to the timing, pricing and size of the proposed offerings and the use of proceeds from the proposed offerings. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including but not limited to: whether or not Aurora will be able to raise capital through the sale of Class A common stock or consummate the proposed offerings; the final terms of the offerings; and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares of Class A common stock; the satisfaction of closing conditions; and other risks. Information regarding the foregoing and additional risks are described in the Risk Factor sections of the preliminary prospectus supplement for the underwritten public offering to be filed with the SEC, and the documents incorporated by reference therein, including without limitation those risks and uncertainties identified in the “Risk Factors” section of Aurora’s Registration Statement on Form S-3 declared effective by the SEC on April 11, 2023, the accompanying prospectus, Aurora’s Annual Report on Form 10-K filed with the SEC on February 21, 2023, Aurora’s Quarterly Report on Form 10-Q filed with the SEC on May 4, 2023 and other filings that Aurora makes with the SEC from time to time. All forward-looking statements reflect Aurora’s beliefs and assumptions only as of the date of this report. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

Item 9.01        Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated July 18, 2023, by and among Aurora and Goldman Sachs & Co. LLC and Allen & Company LLC, as representatives of the several underwriters named therein
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
10.1	Form of Common Stock Purchase Agreement, dated July 18, 2023, by and among the Company and the Purchasers
10.2	Form of Registration Rights Agreement, dated July 18, 2023, by and among the Company and the Purchasers
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)
99.1	Press release issued by Aurora on July 19, 2023, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2023	Aurora Innovation, Inc.

	By:	/s/ David Maday
David Maday
Chief Financial Officer